Exhibit 99.1

January 21, 2016	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK Declares Quarterly Dividend

Expects Fourth Quarter 2015 Dividend Coverage of
Nearly 1.3 Times

TULSA, Okla. – Jan. 21, 2016 – The board of directors of ONEOK, Inc. (NYSE: OKE) today declared a quarterly dividend of 61.5 cents per share, effective for the fourth quarter 2015, resulting in an annualized dividend of $2.46 per share. The dividend is payable Feb. 12, 2016, to shareholders of record at the close of business Feb. 1, 2016.

The dividend remains unchanged from the previous quarter and represents an increase of nearly 2 percent compared with the fourth quarter 2014.

“In line with our recently announced financial guidance, we’re sustaining ONEOK’s current dividend and underscoring our expectation to continue to do so throughout 2016,” said Terry K. Spencer, president and chief executive officer of ONEOK. “Despite a challenging environment, we expect to maintain substantial excess dividend coverage in 2016 and remain in a position to provide value to shareholders while continuing to make prudent financial decisions.”

Since becoming the pure-play general partner of ONEOK Partners in February 2014, ONEOK has increased the dividend five times, representing a 54 percent increase during that period.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of Sept. 30, 2015, owns 41.2 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

Some of the statements contained and incorporated in this news release are forward-looking statements as defined under federal securities laws.  The forward-looking statements relate to our anticipated financial performance (including projected levels of quarterly and annual dividends and dividend coverage), liquidity, management's plans

ONEOK Declares Quarterly Dividend

Jan. 21, 2016

and objectives for our growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids pipelines and processing facilities), our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters.  We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities laws and other applicable laws.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “potential,” “scheduled,” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and in the other filings that we make with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Any such forward-looking statement speaks only as of the date on which such statement is made, and, other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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